Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this registration statement on Form F-3 of our report dated April 29, 2025, relating to the consolidated financial statements of MEDIROM Healthcare Technologies, Inc. for the year ended December 31, 2024, as presented in the Annual Report on Form 20-F of MEDIROM Healthcare Technologies, Inc. We also consent to the reference to our firm under the heading “Experts” in the Prospectus, which are part of this registration statement.

/s/ GuzmanGray

Costa Mesa, California

September 10, 2025